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                                                                     EXHIBIT 4.4

                           JUNIOR SUBORDINATED NOTE

                       SYSTEM SOFTWARE ASSOCIATES, INC.

          THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE CHIEF FINANCIAL OFFICER, SYSTEM SOFTWARE ASSOCIATES, INC., 500 WEST MADISON, 32nd FLOOR, CHICAGO, IL 60661, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.

          THIS NOTE WAS ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

          THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT AND SATISFACTION IN CASH OF ALL SENIOR INDEBTEDNESS, AS DEFINED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF AUGUST [ ], 1997 AS THE SAME MAY BE AMENDED, MODIFIED, RESTATED OR SUPPLEMENTED FROM TIME TO TIME (THE "NOTE PURCHASE AGREEMENT") TO THE EXTENT AND IN THE MANNER PROVIDED IN THE NOTE PURCHASE AGREEMENT.


$[_________]                                                   Chicago, Illinois
                                                               August [  ], 1997

     FOR VALUE RECEIVED, the undersigned System Software Associates, Inc., a Delaware corporation (the "Company"), hereby promises to pay to [_________] or its
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registered assigns (the "Payee"), at 11:00 a.m. (New York time) on the Maturity
Date (as defined in the Note Purchase Agreement) the principal sum of _________________________ Dollars ($______________) or such lesser principal amount thereof as may remain outstanding in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, at the election at the Company, in notes of substantially identical terms to this note or in like funds, at said office, at a rate or rates per annum, payable on such dates and under such circumstances as determined pursuant to the terms of the Note Purchase Agreement.

     The Company promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Note Purchase Agreement.

     The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Note Purchase Agreement. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     The date, amount and interest are applicable to all borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective records and, prior to any transfer of this Note, endorsed by the holder on the schedule attached hereto or any continuation thereof; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Company to make payments of principal and interest in accordance with the terms of this Note and the Note Purchase Agreement.

     This Note and all obligations of the Company hereunder are subordinated to the prior payment in full in cash of all Senior Indebtedness (as defined in the Note Purchase Agreement) on the terms and subject to the provisions set forth in the Note Purchase Agreement.

     This Note is one of the Notes referred to in the Note Purchase Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional prepayment of the principal hereof prior to the maturity hereof and prepayment premiums thereon and for the amendment or waiver of certain provisions of the Note Purchase Agreement, all upon the terms and conditions therein specified. This Note shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to principles of conflicts of laws.

                                              SYSTEM SOFTWARE ASSOCIATES, INC.



                                              By:_______________________________


                                    Name:
                                    Title:

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